Exhibit 21

NEWTEK BUSINESS SERVICES, INC.

SUBSIDIARIES

Wilshire Alabama Partners, LLC, an Alabama limited liability company

Wilshire Advisors, LLC, a New York limited liability company

Wilshire New York Advisers II, LLC, a New York limited liability company

Wilshire New York Partners III, LLC, a New York limited liability company

The Whitestone Group, LLC, a New York limited liability company

Wilshire Investors, LLC, a Wisconsin limited liability company

Wilshire Georgia Partners, LLC, a Georgia limited liability company

Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company

Wilshire Louisiana Partners, II, a Louisiana limited liability company

Wilshire Louisiana Partners, III, a Louisiana limited liability company

Wilshire Partners, LLC, a Florida limited liability company

Newtek Securities, LLC, a New York limited liability company

BJB Holdings, Inc., a New York corporation

Wilshire Holdings I, a New York corporation

Wilshire Holdings II, a New York corporation

REXX Environmental Corporation, a New York corporation

Whitestone Capital Markets, Inc., a New York corporation

Wilshire Colorado Partners, LLC, a Colorado limited liability company

Wilshire Texas Partners, LLC, a Texas limited liability company

SBA, Inc., a Delaware corporation

Newtek Small Business Finance, Inc., a New York corporation

Harvest Strategies, LLC, a New York limited liability company

PPM Link, LLC, a New York limited liability company

Universal Processing Services, LLC, a New York limited liability company

Universal Processing Services — Louisiana, LLC, a Louisiana limited liability company

Universal Processing Services – Wisconsin, LLC, a Wisconsin limited liability company

Universal Processing Services – Colorado, LLC, a Colorado limited liability company

Group Management Technologies, LLC, a Florida limited liability company

Group Management Technologies of Louisiana, LLC, a Louisiana limited liability company

Global Small Business Services, LLC, a Florida limited liability company

Exponential Business Development Company, Inc., a New York corporation

DC Media Finance, LLC, a New York limited liability company

Advanced Internet Design & Applications, LLC, a New York limited liability company

Newtek Tax Services, LLC, a New York limited liability company

Newtek Insurance Agency, LLC, a District of Columbia limited liability company

Transworld Business Brokers of New York LLC, a New York limited liability company

CCC Real Estate Holdings, LLC, a Delaware limited liability company

Newtek Funding Corporation, a New York corporation

BuySeasons, LLC a Wisconsin limited liability company

Global Business Advisers of Wisconsin, LLC (dba Newtek Capital Advisors of Wisconsin),

Newtek Community Financial Services of Wisconsin, LLC

Global Small Business Services, LLC, a Florida limited liability company

Automated Merchant Services, Inc., a Florida corporation

Wilshire Louisiana Capital Management Fund, LLC, a Louisiana limited liability company

Louisiana IT Specialists, LLC, a Louisiana limited liability company

Louisiana Community Financial Services, LLC, a Louisiana limited liability company

New Technologies Solutions, LLC, a Colorado limited liability company